UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2017

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisitions or Disposition of Assets.
At 11:59 p.m., New York City time, on June 1, 2017 (the "Distribution Date"), SEACOR Holdings Inc. (“SEACOR”) effected the previously announced spin-off (the “Spin-Off”) of its offshore marine services business that is conducted by its wholly-owned subsidiary, SEACOR Marine Holdings Inc. (“SEACOR Marine”), by means of a distribution of all of the outstanding shares of common stock of SEACOR Marine on a pro rata basis to all of the holders of common stock of SEACOR. SEACOR Marine is now an independent public company trading under the symbol "SMHI" on the New York Stock Exchange.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
In connection with the Spin-Off, each of Mr. John Gellert and Mr. Matthew R. Cenac, Co-Chief Operating Officer and Executive Vice President and Chief Financial Officer of SEACOR, respectively, tendered his resignation, effective immediately prior to the Spin-Off. In connection with his separation from SEACOR, and in recognition of his services to SEACOR in connection with the Spin-Off, Mr. Cenac received a lump sum payment of $1 million from SEACOR, which was paid on June 1, 2017. The distribution of SEACOR Marine common stock that Mr. Cenac received in respect of his SEACOR restricted shares were fully vested as of the Distribution Date.
The Board of Directors of SEACOR has appointed Mr. Bruce P. Weins to the position of Senior Vice President and Chief Financial Officer, effective upon the Spin-Off at an annual salary of $285,000 per annum.
Item 8.01 Other Events
On June 2, 2017, SEACOR issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached hereto as Exhibit 99.1.
In connection with the Spin-Off, Evan Behrens, a SEACOR employee who separated from SEACOR immediately prior to the Spin-Off to join the board of SEACOR Marine, received a lump sum payment of $350,000 from SEACOR, which was paid on June 1, 2017.

Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information
Unaudited pro forma financial information of SEACOR required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated June 2, 2017.
99.2
Unaudited pro forma consolidated balance sheet of SEACOR as of March 31, 2017 and unaudited pro forma consolidated statements of income (loss) of the Company for the three months ended March 31, 2017 and the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ WILLIAM C. LONG
Name:	William C. Long
Title:	Executive Vice President, Chief Legal Officer and
Corporate Secretary

Dated: June 2, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated June 2, 2017.
99.2
Unaudited pro forma consolidated balance sheet of SEACOR as of March 31, 2017 and unaudited pro forma consolidated statements of income (loss) of the Company for the three months ended March 31, 2017 and the fiscal year ended December 31, 2016.